Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE, Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone troutmansanders.com

August 12, 2010

Board of Directors

Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

Re:	Registration Statement on Form S-8 Relating to the Beazer Homes USA, Inc. 2010 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Beazer Homes USA, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 12, 2010 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to 6,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), issuable by the Company pursuant to the Company’s 2010 Equity Incentive Plan (the “2010 Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined the 2010 Plan, the Registration Statement and the exhibits filed with the Commission on the date hereof. We have also examined originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.

ATLANTA	CHICAGO	HONG KONG	LONDON	NEW YORK	NEWARK	NORFOLK	ORANGE COUNTY
RALEIGH	RICHMOND	SAN DIEGO	SHANGHAI	TYSONS CORNER	VIRGINIA BEACH		WASHINGTON, DC

Beazer Homes USA, Inc.

August 12, 2010

We do not purport to express an opinion on any laws other than the General Corporation Law of the State of Delaware (including the relevant statutory provisions, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. We are not opining on “blue sky” or other state securities laws.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company, and when such Shares have been issued in accordance with the terms of the 2010 Plan, will be validly issued, fully paid and nonassessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and any amendments thereto and with respect to our name wherever it appears in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other persons, firm or entity for any purpose, without our prior written consent.

Very truly yours, /s/ Troutman Sanders LLP